Exhibit 10.5

SECOND AMENDMENT TO AGREEMENT OF SALE

THIS SECOND AMENDMENT TO AGREEMENT OF SALE (this “Second Amendment”) is made as of this 13th day of May, 2004 by and between ROCK-FLORHAM SPE, LLC, a Delaware limited liability company having an address c/o Investcorp., 280 Park Avenue, 26th Floor, New York, New York 10017 (“Seller”), and WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership having an address at 6200 The Corners Parkway, Suite 250, Atlanta, Georgia 30092 (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser are the parties to that certain Agreement of Sale dated as of April 14, 2004, made by and between Seller, as seller, and Purchaser, as purchaser, which Agreement of Sale previously has been amended by that certain Amendment to Agreement of Sale dated as of April 26, 2004 (as so amended, the “Original Contract”), pursuant to which, among other things, Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller, subject to and upon all of the terms and provisions set forth in the Original Contract, all of the land known as (x) Lot 3 in Block 1401 on the official tax map of the Borough of Florham Park, New Jersey and (y) Lot 4 in Block 0401 on the official tax map of the Borough of Madison, New Jersey (all capitalized terms used but not otherwise defined in this Amendment being given the respective meanings ascribed to such terms in the Original Contract; and the Original Contract, as amended by this Amendment, being referred to herein, as the “Contract”); and

WHEREAS, Seller and Purchaser have agreed as follows: (1) that the Closing shall take place on June 23, 2004 or on such earlier date as may be agreed to, in writing, by Seller and Purchaser, (2) that Purchaser shall purchase and acquire the Property free and clear of the Existing Mortgage, (3) that Purchaser shall pay to Seller at Closing, in addition to the Adjusted Closing Balance, a sum equal to all prepayment fees, charges and premiums and any and all other amounts due and owing to the Lender and its servicer and other agents other than the outstanding principal balance and accrued interest through and including June 23, 2004 and (4) that the contingency in the Contract relating to the Tenant’s financial condition shall expire and be of no further force and/or effect on June 15, 2004;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The definition of “Permitted Encumbrances” in the Original Contract is hereby deleted in its entirety and replaced with the following: “Permitted Encumbrances” shall mean any exceptions or matters to which Purchaser has not previously sent a timely (pursuant to the terms of this Agreement) Title Objection Notice, including, without limitation: (a) any easements, covenants, restrictions, agreements, encumbrances, and other matters of public record and (b) any easements, covenants, restrictions, agreements, encumbrances and other matters not of public record, but delivered by Seller to Purchaser’s attorney (in a package with a cover letter in accordance with the notice provisions of this Agreement) at least ten (10) calendar days before the end of the Due Diligence Period. In addition to the foregoing, it is agreed that (a) all present and future zoning laws and regulations and (b) the Leases are Permitted Encumbrances.

2. Section 2.02(b) of the Original Contract is hereby deleted, in its entirety, and replaced with the following: “The Purchase Price, less the Deposit, shall be paid by Purchaser to Seller on the Closing Date by wire transfer in U.S. dollars to a bank account designated by Seller, as increased or decreased by the items to be apportioned pursuant to Section 3.03 of this Agreement, and other standard closing adjustments (such sum, before the application of the apportionments referred to herein is referred to as the “Closing Balance” and, after the application of such apportionments is referred to as the “Adjusted Closing Balance”).”

3. Section 3.01 of the Original Contract is hereby deleted, in its entirety, and replaced with the following: “Closing Date. The parties agree that, unless either Seller or Purchaser has previously terminated, or duly and timely elected to terminate this Agreement in accordance with and pursuant to the express provisions of this Agreement, the Closing shall take place at 10:00 a.m. on June 23, 2004 or on such earlier date as may be agreed to, in writing, by Seller and Purchaser (the “Closing Date”). If Purchaser fails to consummate the transactions contemplated by this Agreement on or before June 23, 2004, then Seller, by a written notice delivered to Purchaser, may unilaterally reschedule the Closing for a date which is at least ten (10) days after the Closing Date, which date may be made expressly therein TIME OF THE ESSENCE by the Seller.

4. Clause “(vi)” of Section 3.03(a) of the Original Contract is hereby deleted in its entirety.

5. Section 3.07 of the Original Contract is hereby deleted in its entirety and replaced with the following: “Realty Transfer Fee; Prepayment Fee and Other Closing Costs and Taxes. On the Closing Date, Seller shall pay all amounts due and owing to Lender under the Loan Documents, provided that, on the Closing Date, Purchaser shall pay to Seller, in addition to the Adjusted Closing Balance, an amount equal to the sum of (x) all of the Prepayment Consideration (as such term is defined in the Note) and any other prepayment fees, charges and/or premiums due and payable to Lender, pursuant to the Loan Documents, in connection with the Seller’s repayment of the Loan on the Closing Date, (y) all interest which accrues on the Loan from and after June 23, 2004 and (z) any deemed interest which is payable to Lender pursuant to Section 5(b) of the Note with respect to the period from and after the Closing Date through the end of the month in which the Closing actually occurs. The cost of a new or updated survey shall be paid by Purchaser. All traditional and customary real estate related title insurance premiums shall be paid by Purchaser, including the premiums for (i) a base owner’s title policy and (ii) the cost of any real estate related endorsements that Purchaser desires. Seller shall pay the Realty Transfer Fee. Each party shall pay its own attorneys’ fees. All fees, costs and expenses not specifically allocated in this Agreement shall be paid in accordance with the usual custom and practice in northern New Jersey.”

6. In Section 3.09 of the Contract, all references to “Closing Date” shall be deemed replaced with references to “June 15, 2004.”

7. Section 9.01 of the Original Contract is hereby deleted in its entirety.

8. Section 10.02 of the Original Contract is hereby deleted in its entirety and both Seller and Purchaser hereby acknowledges and agree that neither has previously exercised any right to terminate the Contract under such Section 10.02 and that from and after the execution of this Second Amendment, neither party shall have any right to terminate the Contract under Section 10.02.

9. Section 11.05 of the Original Contract is hereby deleted in its entirety.

10. Purchaser hereby acknowledges its receipt of the Survey and confirms that (x) the Survey did not disclose any Survey-Related Unacceptable Title Matters and (y) Purchaser has not previously delivered, and will not hereafter deliver, to Seller a Title Objection Notice with respect to any Survey-Related Unacceptable Title Matters.

11. To the extent of any conflict between the terms and provisions of the Original Contract and the terms and provisions of this Second Amendment, the terms and provisions of this Second Amendment shall control and bind the parties. Additionally, any additional revisions, amendments or edits to the Original Contract which are necessary to conform any of the provisions thereof to the provisions of this Second Amendment or to render any of the provisions of the Original Contract consistent with the provisions of this Second Amendment are hereby, and shall be, deemed made simultaneously with the execution of this Second Amendment and without the need for any further action by any Person.

12. Unless specifically modified hereby, all terms of the Original Contract shall remain in full force and effect.

13. This Second Amendment shall bind and benefit the parties hereto and their respective successors and assigns.

14. This Second Amendment may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

SELLER:

ROCK-FLORHAM SPE, LLC

By:
Name:
Title:

PURCHASER:

WELLS OPERATING PARTNERSHIP II, L.P.

By:
Name:
Title:

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